Exhibit 99.2

                                                                  EXECUTION COPY


                          AMENDMENT TO RIGHTS AGREEMENT


         AMENDMENT, dated October 13, 1998 (this "Amendment"), by and between CD RADIO INC., a Delaware corporation (the "Company"), and CONTINENTAL STOCK TRANSFER & TRUST COMPANY (the "Rights Agent").

                                    RECITALS

         WHEREAS, the Company and the Rights Agent are parties to a Rights Agreement, dated as of October 22, 1997 (the "Rights Agreement");

         WHEREAS, the Company proposes to issue and sell 5,000,000 shares of its common stock, par value $.001 per share ("Common Shares"), to Prime 66 Partners, L.P., a Texas limited partnership controlled by Sid Bass (the "Purchaser"), pursuant to a Stock Purchase Agreement, dated as of October 8, 1998 (the "Agreement"), by and between the Company and the Purchaser;

         WHEREAS, under the terms of the Rights Agreement, unless the Rights Agreement is amended, the Purchaser would become an "Acquiring Person," as defined in Section 1(a) of the Rights Agreement, upon the purchase of the Common Shares pursuant to the Agreement; and

         WHEREAS, the Board of Directors of the Company deems it desirable and in the best interests of the Company and its stockholders to amend the Rights Agreement to exclude the Purchaser and any of the Purchaser's Affiliates and Associates who would otherwise be deemed Beneficial Owners (as defined in the Rights Agreement) as a result of such transaction from such definition of "Acquiring Person."
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         Accordingly, the parties agree as follows:

         1. AMENDMENT OF SECTION 1(A). The definition of "Acquiring Person" set forth in paragraph 1(a) of the Rights Agreement is amended, effective upon the Closing Date (as defined in the Agreement), by adding the following clause at the end of such Section 1(a):

         "; provided, further, that Prime 66 Partners, L.P., a Texas limited partnership (hereinafter referred to as "Prime"), and any of Prime's Affiliates or Associates that would otherwise be deemed to be Beneficial Owners of the Acquired Common Shares (as defined below) shall not be, or be deemed to be, an Acquiring Person solely by reason of the purchase by Prime of 5,000,000 Common Shares (the "Acquired Common Shares") pursuant to the Stock Purchase Agreement dated as of October 8, 1998 by and between Prime and the Company, unless and until Prime and/or any of such Affiliates or Associates shall become the Beneficial Owner or Beneficial Owners of an additional one percent (1%) or more of the outstanding Common Shares."

         2. MISCELLANEOUS. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state. This Amendment may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. If any provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to
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be invalid, illegal or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be effected, impaired or invalidated.

         EXECUTED as of the date set forth above.

                                       CD RADIO INC.


                                       By: /s/ Patrick L. Donnelly
                                       ---------------------------
                                       Name:  Patrick L. Donnelly
                                       Title: Executive Vice President, General
                                              Counsel and Secretary


                                       CONTINENTAL STOCK TRANSFER &
                                       TRUST COMPANY


                                       By: /s/ Roger Bernhammer
                                       ------------------------
                                       Name:  Roger Bernhammer
                                       Title: Vice President